                                                                   EXHIBIT 10.19

                        SEPARATION AGREEMENT AND RELEASE


         This Separation Agreement (hereinafter "Agreement") is made and entered into by and between James J. Pieczynski (hereinafter referred to as "Executive"), on the one hand and LTC Properties, Inc., a Maryland corporation ("LTC") and LTC Healthcare, Inc., a Nevada corporation ("LTI"), and their respective parent, subsidiaries and affiliated entities, successors, and assigns (hereinafter collectively referred to as "Companies") on the other hand, based upon the following:

                                    RECITALS:

         A. WHEREAS, Executive is an employee of LTC Properties, Inc. and serves as an officer and a member of the Board of Directors of LTC, LTI and their various subsidiaries and affiliates, and

         B. WHEREAS, Executive desires to commence part-time employment effective July 1, 2000 and terminate employment on June 30, 2001, unless Executive exercises his option to continue employment from July 1, 2001 to June 30, 2002 ("Option"), in which case, Executive's termination date will be June 30, 2002, and

         C. WHEREAS, Executive and Companies desire to enter into this Agreement for the purpose of providing for the terms of Executive's change of status and separation of employment, including a plan of transition to commence July 1, 2000, and

         D. WHEREAS, Companies and Executive have agreed to enter into this Agreement to fully, finally and completely settle and conclude any and all matters between them as set forth herein in connection with Executive's change of status and separation,

         E. NOW THEREFORE, based upon the foregoing facts, and in consideration of the covenants and agreements contained herein, Executive and Companies agree as follows:

         1. OBLIGATIONS AND DUTIES OF EXECUTIVE EFFECTIVE JULY 1, 2000. In addition to the provisions of this Agreement, including the covenants contained herein, Executive will perform the obligations and duties described below and such obligations and duties are conditions precedent to LTC's obligation to perform as set forth in paragraph 2 below:

            (a) Executive will hereby resign his position as President and Chief Financial Officer of LTC and LTI, and will be appointed to the fiduciary position of Chief Strategic Planning Officer. Executive will serve in such position, and faithfully perform his duties until June 30, 2001 ("Year One"), unless such employment is extended by Executive to June 30, 2002 ("Year Two") pursuant to the terms of the Option, as described in Paragraph 7 of this Agreement.

            (b) Executive will continue to serve as a member of the Board of Directors of LTC and LTI until the end of the current annual term which he is now serving for each LTC and LTI, or, such time as the Board of either LTC and/or LTI request his resignation from the Board, at which time Executive will be deemed to have resigned.

            (c) Executive will work two days per week at his current office located at 300 Esplanade Drive, Suite 1860, Oxnard, CA 93030, with such work days to be scheduled as mutually agreed upon by the Chief Executive Officer and Executive and in response to the needs of Companies.

            (d) During the period of time that Executive remains employed as Chief Strategic Planning Officer, Executive shall not, directly or indirectly, individually or in combination or association with any other person or entity own, manage, operate, control, invest in (however, Executive is not hereby precluded from purchasing and selling stock listed on any national exchange), accept employment with, consult with, participate in or be connected in any manner with the ownership, management, operation or control of any business engaged in competition with Companies (i.e., long term care REITs or nursing home operating companies, without the written consent of Companies, which consent shall be in Companies' sole and absolute discretion.

            (e) During, and for a period of one year after termination of Executive's employment, Executive shall not directly or indirectly, individually or in combination or association with any other person or entity, solicit, or encourage any other person, firm or entity to solicit the employees, clients, customers, or otherwise interfere with the relationship of Companies and any of its employees, agents, representatives, clients, customers, or affiliates, without the written consent of Companies, which consent shall be in Companies' sole and absolute discretion.

            (f) For a period of one year after termination, Executive shall not directly or indirectly, individually or in combination or association with any other person or entity invest in, consult with, participate in, or be connected in any manner with activity or proposal to effect a Change in Control of the Companies, as defined in Paragraph e(i), (ii) and (iii) of this Agreement, or corporate transaction involving the merger, sale, transfer, exchange or other disposition of all or substantially all of the assets of the Companies, without the express written consent of the Companies, which consent shall be in the Companies' sole and absolute discretion.

         2. CONSIDERATION. In consideration for and on the condition of Executive signing this Agreement, his compliance with the promises made herein, and all conditions set forth herein having been met, LTC agrees:

            (a) SALARY. To pay Executive a total annual salary of Two Hundred Sixty Five Thousand Dollars ($265,000) from July 1, 2000 though June 30, 2001 payable at the payroll periods in effect, less applicable tax withholding, by direct deposit. In the event Executive exercises his Option to continue employment from July 1, 2001 through June 30, 2002, LTC will pay Executive a total annual salary of One Hundred Fifty-Nine Thousand Dollars ($159,000) from July 1, 2001 to June 30, 2002 payable at the payroll periods in effect, less applicable tax withholding, by direct deposit.

            (b) BENEFITS. To provide Executive with four (4) weeks of 2 days each (i.e. 8 days) of paid vacation, expense reimbursement, and health care benefits, including Exec-U-Care or similar plan, on the same terms available to other executives of LTC in senior level executive positions for Year One of employment and Year Two, if applicable.

            (c) RESTRICTED STOCK AND STOCK OPTIONS.

                (i) To permit Executive to retain the previously granted 49,896 shares of restricted stock of LTC until June 30, 2001, at which time such stock will be forfeited and returned to LTC; and, no further vesting of such stock shall occur after June 30, 2000.

                (ii) To permit Executive to retain the 50,000 stock options of LTC at 5-3/8 granted on March 31, 2000 on the terms set forth herein. Such options to vest at 20% (10,000 options) on March 31, 2001. If Executive continues in employment until June 30, 2002 another 20% (10,000 options) will vest on March 31, 2002. Should LTC and Executive mutually agree in writing to continue employment after June 30, 2002, such options will continue to vest at twenty percent (20%) per year on each March 31, until fully vested. At termination of employment, all unvested options will expire. All vested options, if not exercised, will expire one year from the date of termination.

                (iii) To permit Executive to retain the 56,000 stock options of LTI granted on May 19, 1998 and November 5, 1998, and to continue to vest during Year One and Year Two, as applicable, pursuant to the vesting schedule currently in effect, until employment terminates pursuant to the Agreement. Specifically, of the 56,000 options granted, 30,334 have vested. At termination of employment, all unvested options will expire. All vested options, if not exercised, will expire one year from the date of termination. 11,666 options are scheduled to vest on May 19, 2001; and 7,000 options are scheduled to vest on November 5, 2000, and 7,000 options are scheduled to vest on November 5, 2001.

             (c) BONUS. To permit Executive to remain eligible to receive a discretionary bonus in connection with services provided during Year One and/or Year Two, as applicable, however, any such bonus will be reduced to forty percent (40%) of whatever bonus Executive might have received had Executive continued his employment in the same status as it was prior to July 1, 2000. However, any bonus is purely discretionary with LTC having the sole and absolute right to grant a bonus. Nothing herein obligates LTC to pay any bonus.

             (d) DEFERRED COMPENSATION. To permit Executive to remain eligible and continue to participate in the Deferred Compensation Plan for Year One and Year Two, as applicable. However, any such contribution made on behalf of Executive will be reduced to forty percent (40%) of whatever Executive might have received had Executive continued his employment in the same status as it was prior to July 1, 2000. As of July 30, 2000, Executive's Deferred Compensation balance is 39,481 shares of LTC stock; 409 shares of LTI stock and $12,194 to be reinvested in LTC stock ("Balance"). The Balance, plus any contribution made thereafter during Executive's continued employment, will be distributed pursuant to the terms of the Plan.

             (e) LOAN. To provide that the loan as described in the Loan Agreement and Promissory Note executed between Executive and LTC on March 25, 1997 with a balance of $729,688.00, which would otherwise be due to LTC upon termination of employment, be due on January 1, 2009. Further, upon either (i) Andre Dimitriadis ceasing to be the Chief Executive Officer of LTC, (ii) Executive's death, or (iii) a Change of Control, Executive and/or his executor will have the option of selling the 62,500 shares of stock underlying the loan to the Executive for the outstanding balance of the loan then remaining. Additionally, if LTC stock trades at $13 per share or better for a 30 day consecutive period, the Company will have the option of calling the loan due and Executive shall pay the then outstanding balance of the loan within 90 days of such call. "Change in Control" shall mean a change in ownership or control of the Company effected through any of the following transactions:

                (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing forty percent (40%) or more of the total combined voting power of the Company's then outstanding securities; or

                (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66-2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 30% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

                (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                (iv) a majority of the members of the Board of Directors cease to be continuing Directors.

         3. NO FURTHER CONSIDERATION. Executive acknowledges and agrees that, except as specifically provided in Paragraph 2, no other payment, benefits or services shall be made during any remaining term of employment or in connection with the termination thereof, except for Executive's rights to receive benefits under the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA").

         4. DATE OF RESIGNATION. The effective date of Executive's resignation shall be June 30, 2001, unless Executive exercises his Option to continue employment pursuant to paragraph 7.

         5. TERMINATION OF EMPLOYMENT AGREEMENT. Upon execution of this Agreement, this Agreement constitutes a termination of the Amended and Restated Employment Agreement dated March 26, 1999 ("Employment Agreement"), which shall have no further force and effect.

         6. CONSULTING. Executive may consult during the time that he is not otherwise committed to perform pursuant to this Agreement, as long as such consulting does not violate any provisions herein.

         7. OPTION. Executive shall have the option to extend his employment until June 30, 2002, Year Two, and received such benefits as specifically described in paragraph 2 of this

Agreement. During Year Two, Executive shall perform the obligations and duties as described in paragraph 1 of this Agreement and comply with all other covenants set forth herein.

         8. INDEMNIFICATION. LTC shall indemnify Executive and hold him harmless from and against all claims, losses, damages, expense or liabilities (including expenses of defense and settlement) based upon or in any way arising from or connected with his employment by LTC, to the maximum extent permitted by law. To the extent permitted by law, LTC shall advance to Executive any expenses necessary in connection with the defense of any action or claim which is brought if indemnification cannot be determined to be available prior to the conclusion of such action or the investigation of such claim. LTC shall investigate in good faith the availability and cost of directors' and officers' insurance and shall include Executive as an insured in any policy of such insurance it maintains.

         9. MUTUAL COVENANT NOT TO SUE.

         Executive warrants, and represents that there is not now pending any action, complaint, petition, charge, grievance, or any other form of administrative, legal or arbitral proceeding by Executive against Companies, and/or any of its or their respective past or present officers, directors, trustees, shareholders, agents, employees, independent contractors, attorneys, successors or assigns, and each of them (hereinafter referred to collectively for convenience as the "Companies and RELEASEES"), and further warrants and represents that no such proceeding of any kind shall be instituted by Executive or on Executive's behalf with regard to any matter naming Companies and RELEASEES, or any of them, as a defendant, respondent or charged party, except to the extent that Executive brings an action to enforce the terms of this Agreement.

         Companies warrant, and represent that there is not now pending any action, complaint, petition, charge, grievance, or any other form of administrative, legal or arbitral proceeding by Companies against Executive, his heirs, devisees, successors and assigns (hereinafter referred to collectively for convenience as the "Executive RELEASEES"), and further warrants and represents that no such proceeding of any kind shall be instituted by Companies or on Companies' behalf with regard to any matter naming Executive RELEASEES, as a defendant, respondent or charged party, except to the extent that Executive brings an action to enforce the terms of this Agreement.

         10. MUTUAL RELEASE.

         Executive hereby expressly releases and waives and absolutely and forever discharges any and all claims, liabilities, demands, damages, penalties, debts, accounts, obligations, actions, grievances and causes of action (hereinafter all referred to collectively as "Claims"), whether now known or unknown, suspected or unsuspected, whether in law, in equity or in arbitration, of any kind or nature whatsoever, which Executive has or claims to have, now or hereafter, against Companies and RELEASEES, and against any of them, arising before the date Executive executed this Agreement, including, but not limited to, any Claims arising out of or relating to Executive's employment with Companies and termination thereof. Without limiting the foregoing, Executive hereby acknowledges and agrees that the Claims released by this Agreement include, but are not limited to, any and all claims which arise or could arise under California statutory or common law, federal law, the U.S. Civil Rights Act of 1964, as amended, the Employee Retirement Income Security Act of 1967, as amended, and the California Fair Employment and Housing Act and the U.S. Age Discrimination in Employment Act of 1967, as amended.

         Companies hereby expressly release and waive and absolutely and forever discharge any and all claims, liabilities, demands, damages, penalties, debts, accounts, obligations, actions, grievances and causes of action (hereinafter all referred to collectively as "Claims"), whether now known or unknown, suspected or unsuspected, whether in law, in equity or in arbitration, of any kind or nature whatsoever, which Companies have or claim to have, now or hereafter, against Executive RELEASEE, arising before the date Companies executed this Agreement, including, but not limited to, any Claims arising out of or relating to Executive's employment with Companies and termination thereof. Without limiting the foregoing, Companies hereby acknowledge and agree that the Claims released by this Agreement include, but are not limited to, any and all claims which arise or could arise under California statutory or common law, federal law, the U.S. Civil Rights Act of 1964, as amended, the Employee Retirement Income Security Act of 1967, as amended, and the California Fair Employment and Housing Act and the U.S. Age Discrimination in Employment Act of 1967, as amended.

         11. SECTION 1542 WAIVER. As part of this general release, and not by way of limitation, Executive expressly, absolutely and forever releases and waives all of Executive's rights under Section 1542 of the California Civil Code. Executive hereby expressly acknowledges that Executive has been informed of, and that Executive is familiar with, the provisions of Section 1542, which states:

                    A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         In connection with such release, waiver and relinquishment, Executive acknowledges that Executive is aware that Executive may later discover facts in addition to or different from those which Executive now knows or believes to be true with respect to any of the subject matters of this Agreement, but that it is nevertheless Executive's intention by signing this Agreement to fully, finally and forever settle and release all of Executive's Claims, whether now known or unknown, suspected or unsuspected, which now exist, may exist or previously have existed between Executive, on the one hand, and Companies and RELEASEES, and any of them, on the other hand. In furtherance of such intention the general release given herein shall be and shall remain in effect as a full and complete general release, notwithstanding the discovery by Executive of the existence of any such additional or different facts.

         As part of this general release, and not by way of limitation, Companies expressly, absolutely and forever release and waive all of Companies' rights under Section 1542 of the California Civil Code. Companies hereby expressly acknowledge that Companies have been informed of, and that Companies are familiar with, the provisions of Section 1542, which states:

                    A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         In connection with such release, waiver and relinquishment, Companies acknowledge that Companies are aware that Companies may later discover facts in addition to or different from those which Companies now know or believe to be true with respect to any of the subject matters of this Agreement, but that it is nevertheless Companies' intention by signing this Agreement to fully, finally and forever settle and release all of Companies' Claims, whether now known or unknown, suspected or unsuspected, which now exist, may exist or previously have existed between Companies, on the one hand, and Executive RELEASEE, on the other hand. In furtherance of such intention the general release given herein shall be and shall remain in effect as a full and complete general release, notwithstanding the discovery by Companies of the existence of any such additional or different facts.

         12. CONFIDENTIALITY.

             (a) Executive acknowledges that by reason of his employment, he was given access to confidential, proprietary and /or trade secret information and materials of or regarding Companies and RELEASEES, and its or their customers, clients, investors, contractors, vendors, and other persons and entities doing business with Companies or Companies and RELEASEES, including, but not limited to, business plans; customer lists; customer profiles; product design information; employment data; sources of customers or business; financial information; formulas; methodologies, the contents and provisions of contracts and agreements to which Companies and/or RELEASEES are, were or may be parties; technology; processes; and methods of production or operation (collectively, the "Companies Information"). Executive represents that he has kept confidential all such Companies Information and, except as required by law, Executive hereby agrees that he shall always keep and maintain strictly confidential and not disclose to any person or entity any such Companies Information. Executive hereby further warrants and represents that, upon termination, he will return to Companies all of the property in his possession or control belonging to Companies and RELEASEES, including but not limited to, Companies Information and any other Companies property and all copies and duplicates thereof.

             (b) Executive understands and agrees that this Paragraph is a material provision of this Agreement and that any breach of any provision of this Paragraph shall be a material breach of this Agreement.

             (c) As soon as Executive becomes aware that any third party is seeking disclosure of any of the confidential information described in this Paragraph though subpoena, legal process, or discovery, he shall inform Companies immediately.

         13. COOPERATION. Executive covenants and agrees that at any time, at Companies' request and without further consideration, to cooperate fully by making himself available to provide information to Companies pertaining to Company matters; and to execute and deliver such documents, but not limited to, as may be necessary to perform his duties.

         14. GOOD FAITH: FURTHER ASSURANCES: COOPERATION. The parties to this Agreement shall in good faith undertake to perform their obligations in this Agreement, to satisfy all conditions and to cause the transaction contemplated by this Agreement to be carried out promptly in accordance with the terms of this Agreement. Upon the execution of this Agreement and thereafter, each party shall do such things as may be reasonably requested by another party hereto in order more effectively to consummate or to document the transactions contemplated by this Agreement. The parties shall cooperate fully with each other and their respective counsel and accountants or designees in connection with any steps required to be taken as part of their respective obligations under this Agreement.

         15. NONDISPARAGEMENT. Executive shall not disparage Companies or any of Companies and RELEASEES in any manner whatsoever, and Companies shall not disparage Executive or any of Executive RELEASEES in any manner whatsoever.

         16. MUTUAL RELEASE AND SECTION 1542 WAIVER. Companies and Executive agree and covenant that five (5) days prior to termination of employment, each will execute a mutual release and waiver upon the same terms as set forth in paragraphs 9 and 10 of this Agreement.

         17. ENTIRE AGREEMENT. This Agreement constitutes and contains the entire agreement and understanding concerning the subject matters between the parties hereto, and supersedes and replaces all prior negotiations and all proposed agreements, promises, covenants, guarantees, representations, whether written or oral, express or implied, concerning any of the subject matters hereof, including, but not limited to, the Amended and Restated Employment Agreement dated March 26, 1999. The parties agree and acknowledge that they have not signed this Agreement in reliance on any agreement, promise, covenant, guarantee, representation, commitment, or warranty not expressly set out in writing in this Agreement.

         18. SEVERABILITY. Should any part, term or provision of this Agreement, with the exception of the releases embodied in Paragraphs 7 and 8 be declared or determined by any Court or other tribunal of appropriate jurisdiction to be invalid or unenforceable, any such invalid provision and any and all of the other terms of the Agreement shall remain in full force and effect to the fullest extent permitted by law.

         19. MODIFICATION. This Agreement can only be modified by a writing signed by all of the parties hereto.

         20. INTERPRETATION. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. Captions are used for references purposes only and should be ignored in the interpretation of the Agreement.

         21. PARTIES' UNDERSTANDING PRIOR TO SIGNING. Individuals acknowledge that they have completely read this Agreement and Release, that prior to signing they have had sufficient opportunity to examine it and ask questions, and that they are aware of their right to seek advice of legal counsel. The parties further acknowledge that this Agreement is being signed voluntarily and without coercion, duress or undue influence and with full understanding of its terms and effects.

         21. ARBITRATION.

         Any controversy or claim rising out of or relating to this Agreement or the breach of this Agreement shall be settled by arbitration administered by the American Arbitration Association under its Employment Dispute Resolution Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

         Any controversy or claim submitted for arbitration shall be submitted to an arbitrator selected from a panel of arbitrators provided by the American Arbitration Association. The arbitrator shall be a member of the National Academy of Arbitrators who resides in California. The arbitration proceedings shall be conducted in Los Angeles, California.

         Punitive or exemplary damages shall not be awarded for any breach or alleged breach of this Agreement and the parties waive any right to seek, claim or receive punitive or exemplary damages.

         The arbitration provisions of this Agreement provide its exclusive remedies and each party expressly waives the right to pursue redress in any other forum.

         The arbitrators shall not be empowered or authorized to add to, subtract from delete or in any other way modify, the terms of this Agreement.

         The costs of arbitration shall be borne by the losing party or shall be apportioned as the arbitrator shall decide.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the day or days and year written below.


                                     EXECUTIVE


Dated:                                  By: /s/ JAMES J. PIECZYNSKI
      --------------------------            ------------------------------------
                                            James J. Pieczynski



                                     COMPANIES:
                                     LTC PROPERTIES, INC.


Dated:  7-24-00                         By: /s/ [ILLEGIBLE]
      --------------------------            ------------------------------------

                                     Title: CHAIRMAN & CEO
                                            ------------------------------------



                                     LTC HEALTHCARE, INC.


Dated:  7-24-00                         By: /s/ [ILLEGIBLE]
      --------------------------            ------------------------------------

                                     Title: CHAIRMAN & CEO
                                            ------------------------------------